Exhibit 99.1

INFORMATION FOR IMMEDIATE RELEASE	Furniture Brands International, Inc. 1 North Brentwood Blvd. St. Louis, Missouri 63105 For Further Information Call John Hastings 314-863-1100
FURNITURE BRANDS FORECASTS
FOURTH QUARTER 2010 NET SALES AND SELECTED CHARGES
St. Louis, Missouri, January 11, 2011 — Furniture Brands International (NYSE: FBN) today announced that the company expects net sales for the fourth quarter of 2010 to total approximately $274 million. The company anticipates that financial results for the fourth quarter of 2010 will include selected charges totaling between $20 million and $25 million on a pre-tax basis.
The selected charges include closed store expense, property disposition and restructuring expenses, accounts receivable charges, factory downtime costs, inventory charges, and trade name impairment. The company anticipates that the selected charges will be allocated approximately evenly between cost of sales and selling, general & administrative expenses.
Based on the company’s anticipated fourth-quarter 2010 net sales, the company’s fiscal 2010 sales are expected to total approximately $1.158 billion. The selected charges included in the fourth quarter 2010 results will be in addition to the approximately $11 million in selected charges incurred through the first nine months of 2010 on a pre-tax basis. These charges were detailed in the company’s third quarter 2010 earnings press release.
The company will announce financial results for the fourth quarter and fiscal year ended December 31, 2010 after the close of trading on February 2, 2011. Management will host a conference call to discuss the results and business trends at 7:30 am CST February 3, 2011.
On January 12, Furniture Brands’ CEO Ralph Scozzafava and CFO Steve Rolls will discuss recent financial performance and provide an update on the company’s strategic initiatives at the 13th annual ICR XChange. Management comments and presentation will be webcast live at 3:45 pm PST and may be accessed at the following website: http://investor.shareholder.com/icr/2011/eventdetail.cfm?eventid=90444
About Furniture Brands
Furniture Brands International (NYSE: FBN) is a global operating company that is one of the nation’s leading designers, manufacturers, and retailers of home furnishings. It markets through a wide range of retail channels, from mass merchant stores to single-brand and independent dealers to specialized interior designers. Furniture Brands serves its customers through some of the best known and most respected brands in the furniture industry, including Broyhill, Lane,

Thomasville, Drexel Heritage, Henredon, Pearson, Hickory Chair, Laneventure, Maitland-Smith, and Creative Interiors.
Cautionary Statement Regarding Forward-Looking Statements
Matters discussed in this document and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, of our anticipated growth, operating results, future earnings per share, or plans and objectives, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words ``will,’’ ``believe,’’ ``positioned,’’ ``estimate,’’ ``project,’’ ``target,” ``continue,’’ ``intend,’’ ``expect,’’ ``future,’’ ``anticipates,’’ and similar expressions that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under ``Risk Factors’’ in our Annual Report on Form 10-K for the year ended December 31, 2009, and in our other subsequent public filings with the Securities and Exchange Commission. Such factors include, but are not limited to: risks associated with the execution of our strategic plan; changes in economic conditions; loss of market share due to competition; failure to forecast demand or anticipate or respond to changes in consumer tastes and fashion trends; failure to achieve projected mix of product sales; business failures of large customers; distribution realignments; manufacturing realignments and cost savings programs; increased reliance on offshore (import) sourcing of various products; fluctuations in the cost, availability and quality of raw materials; product liability uncertainty; environmental regulations; future acquisitions; impairment of intangible assets; anti-takeover provisions which could result in a decreased valuation of our common stock; loss of funding sources; and our ability to open and operate new retail stores successfully. It is routine for internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that all forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this report or other periodic reports are made only as of the date made and may change. While we may elect to update forward-looking statements at some point in the future, we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.